Exhibit 99.2

The following unaudited pro forma condensed combined financial statements of Oxford Immunotec Global PLC (the "Company") are presented to reflect the effect of the previously announced sale of the Company’s U.S. laboratory services business (the “Laboratory Services Business”) for gross proceeds of $170 million in cash (the “Transaction”) to Quest Diagnostics Incorporated, a Delaware corporation (“Quest”), pursuant to a Limited Liability Company Interest Purchase Agreement (the “Purchase Agreement”), as described in Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2018. The unaudited pro forma financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes contained in the Company’s 2017 Annual Report on Form 10-K, as filed on February 27, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, as filed on November 9, 2018.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma consolidated information is for illustrative and informational purposes only and is not intended to reflect what our consolidated financial position and results of operations would have been had the disposition occurred on the dates indicated and is not necessarily indicative of our future consolidated financial position and results of operations.

The pro forma adjustments remove all of Oxford LLC’s assets, liabilities and results of operations, and give effect to an adjustment to reflect the net cash proceeds and gain from the sale of Oxford LLC.

Oxford Immunotec Global PLC
Unaudited pro forma condensed combined statement of operations
Year ended December 31, 2015

(in thousands)	Historical	Disposition (a)	Pro forma
Revenue
Product	$30,207	$6,006	$36,213
Service	32,575	(30,199)	2,376
Total revenue	62,782	(24,193)	38,589
Cost of revenue
Product	13,297	—	13,297
Service	16,247	(15,036)	1,211
Total cost of revenue	29,544	(15,036)	14,508
Gross profit	33,238	(9,157)	24,081
Operating expenses
Research and development	10,381	(3,275)	7,106
Sales and marketing	30,402	(7,160)	23,242
General and administrative	16,010	(1,969)	14,041
Change in fair value of contingent purchase price consideration	202	—	202
Intangible assets impairment charges	419	—	419
Total operating expenses	57,414	(12,404)	45,010
Loss from operations	(24,176)	3,247	(20,929)
Other expense:
Interest expense, net	(67)	—	(67)
Foreign exchange losses	(143)	—	(143)
Other income	54	—	54
Loss before income taxes	(24,332)	3,247	(21,085)
Income tax (expense) benefit	(146)	—	(146)
Net loss	$(24,478)	$3,247	$(21,231)
Net loss per ordinary share—basic and diluted	$(1.12)	$0.15	$(0.97)
Weighted-average shares used to compute net loss per ordinary share—basic and diluted	21,781,933	21,781,933	21,781,933

See accompanying note to the unaudited pro forma condensed combined financial statements.

Oxford Immunotec Global PLC
Unaudited pro forma condensed combined statement of operations
Year ended December 31, 2016

(in thousands)	Historical	Disposition (a)	Pro forma
Revenue
Product	$36,430	$6,640	$43,070
Service	49,648	(45,730)	3,918
Total revenue	86,078	(39,090)	46,988
Cost of revenue
Product	13,956	(149)	13,807
Service	25,516	(22,832)	2,684
Total cost of revenue	39,472	(22,981)	16,491
Gross profit	46,606	(16,109)	30,497
Operating expenses
Research and development	13,881	(4,511)	9,370
Sales and marketing	34,964	(8,106)	26,858
General and administrative	23,181	(4,145)	19,036
Change in fair value of contingent purchase price consideration	(1,208)	—	(1,208)
Intangible assets impairment charges	1,765	—	1,765
Total operating expenses	72,583	(16,762)	55,821
Loss from operations	(25,977)	653	(25,324)
Other expense:
Interest expense, net	(864)	—	(864)
Foreign exchange gains	1,364	—	1,364
Other expense	(646)	—	(646)
Loss before income taxes	(26,123)	653	(25,470)
Income tax benefit	3,774	—	3,774
Net loss	$(22,349)	$653	$(21,696)
Net loss per ordinary share—basic and diluted	$(1.00)	$0.03	$(0.97)
Weighted-average shares used to compute net loss per ordinary share—basic and diluted	22,353,713	22,353,713	22,353,713

See accompanying note to the unaudited pro forma condensed combined financial statements.

Oxford Immunotec Global PLC
Unaudited pro forma condensed combined statement of operations
Year ended December 31, 2017

(in thousands)	Historical	Disposition (a)	Pro forma
Revenue
Product	$40,522	$8,377	$48,899
Service	62,558	(56,724)	5,834
Total revenue	103,080	(48,347)	54,733
Cost of revenue
Product	13,794	70	13,864
Service	32,937	(28,331)	4,606
Total cost of revenue	46,731	(28,261)	18,470
Gross profit	56,349	(20,086)	36,263
Operating expenses
Research and development	16,701	(5,866)	10,835
Sales and marketing	38,016	(8,963)	29,053
General and administrative	30,366	(4,916)	25,450
Change in fair value of contingent purchase price consideration	(3,475)	—	(3,475)
Intangible assets impairment charges	18,300	—	18,300
Settlement expense	10,028	—	10,028
Total operating expenses	109,936	(19,745)	90,191
Loss from operations	(53,587)	(341)	(53,928)
Other expense:
Interest expense, net	(3,105)	—	(3,105)
Foreign exchange losses	(1,850)	—	(1,850)
Other expense	(209)	—	(209)
Litigation settlement income	27,500	—	27,500
Loss before income taxes	(31,251)	(341)	(31,592)
Income tax (expense) benefit	(1,634)	—	(1,634)
Net loss	$(32,885)	$(341)	$(33,226)
Net loss per ordinary share—basic and diluted	$(1.38)	$(0.02)	$(1.40)
Weighted-average shares used to compute net loss per ordinary share—basic and diluted	23,757,902	23,757,902	23,757,902

See accompanying note to the unaudited pro forma condensed combined financial statements.

(a)

Amounts reflect the pro forma effect of eliminating the results of discontinued operations for the years ended December 31, 2015, 2016, and 2017 from the presentation of continuing operations in the unaudited pro forma condensed combined statements of operations.